Exhibit 10.2

AMENDED AND RESTATED COMMERCIAL LEASE

THIS AMENDED AND RESTATED COMMERCIAL LEASE (the “Agreement” or “Lease”) made as of the 31st day of January, 2025 (the “Execution Date”), but shall become effective as of the date of closing under the “MIPA” defined below (the “Effective Date”), by and between Streamline Management LLC, a(n) Colorado limited liability company (the “Landlord”) and Beddor Claude LLC, d/b/a Chronic Therapy, a Colorado limited liability company (“Tenant”).

WHEREAS, Tenant presently leases and occupies and occupy certain real property owned by Landlord located at 10030 West 27th Avenue, Wheat Ridge, Colorado 80215 (the “Premises” or “Property”) as a licensed marijuana dispensary to sell marijuana and marijuana-derived products (the “Business”) thereupon;

WHEREAS, Trees Colorado, LLC, a Colorado corporation (“Buyer”) and Jason Saunders, Matthew Saunders, Robert Domagata and Sandra Beddor (collectively, the Sellers”) are parties to that certain Membership Interest Purchase Agreement (the “MIPA”) dated as of even date herewith, whereby Sellers, upon closing thereof (“Closing”), shall sell to Buyer one hundred percent of the issued and outstanding membership interests of Tenant; and

WHEREAS, pursuant to the terms and conditions hereof, Tenant desires to amend and restate in its entirety this Lease, in order that upon Closing, Tenant may lease and occupy the Premises in order to operate the Business thereupon.

NOW THEREFORE, in consideration of the mutual covenants, promises, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and sufficiently of which is hereby acknowledged, the parties hereto do hereby covenant, promise, agree, represent, and warrant as follows:

1. Basic Terms.

a. Address of Landlord. Streamline Management LLC, Attn: Jason Saunders, 6779 W. Arkansas Ave., Lakewood, CO 80232, or such other address as may from time to time be designated by Landlord in writing.

b. Address of Tenant. Beddor Cluade LLC, Attn: David R. Fishkin, 215 Union Boulevard, Suite 415, Lakewood, Colorado 80228 or such other address as may from time to time be designated by Tenant in writing.

c. Leased Property. The Property consisting of approximately 4898 square feet.

d. Lease Term. The initial term of this Lease (the “Base Term”) shall run from the Closing of the MIPA (the “Commencement Date”) for a period of sixty (60) months from the Commencement Date (the “Expiration Date”), unless this Lease shall be sooner terminated or renewed as set forth herein. Tenant shall have two (2) options to extend the Base Term for additional consecutive periods of five (5) years (each, an “Extension”). Each applicable five (5) year extension of the Base Term is referred to herein as a “Renewal Term” and, the Renewal Terms together with the Base Term, the “Term”). Each option to exercise a Renewal Term will be exercisable by written notice given to Landlord at least one hundred twenty (120) days prior to the last day of the then-current Term. Upon such exercise, the Term of the Lease and the Expiration Date shall be extended for the period specified above upon the same terms, conditions, covenants, and agreements as are contained in the Lease without the necessity for the execution of any further instrument. For purposes of clarity, in the event that Closing pursuant to the MIPA does not occur on or before June 30, 2025, this Lease shall not commence and shall be deemed void and of no further force and effect.

e. Permitted Uses. The Property shall be used for use for the cultivation of retail marijuana and the sale of retail marijuana and retail marijuana products, all of which only to the extent such is in accordance with the Laws, including all required approvals of any Governmental Authority, for related office and storage uses, or for any other lawful purpose. For purposes hereof, “Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision or similar governing entity including, without limitation, the State of Colorado Marijuana Enforcement Division and the City of Wheat Ridge (the “City”). For purposes hereof, “Laws” shall mean all laws, statutes, rules, regulations, ordinances, and other pronouncements having the effect of law of a Governmental Authority, except for any United States federal law, rule or regulation related to marijuana which this Agreement may violate.

2. Lease of Premises; Triple Net Lease. Upon execution hereof, Landlord, in consideration of the Rent to be paid and the covenants and agreements to be performed by the Tenant, does hereby lease unto Tenant the Property, as designated in Section 1.c. This Lease is what is commonly called a “net net net” lease, it being understood that Landlord shall receive all Rent as provided in Section 5 free and clear of any and all impositions, encumbrances, charges, obligations or expenses of any nature whatsoever in connection with the ownership and operation of the Property. In addition to the Rent reserved hereunder, except as expressly provided herein to the contrary, Tenant shall pay to the parties respectively entitled thereto all impositions, insurance premiums, operating charges, maintenance charges, construction costs and any other charges, costs, and expenses which arise or may be contemplated under any provisions of this Lease during the Term hereof. All of such charges, costs and expenses shall constitute Rent, and upon the failure of Tenant to pay any such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay Rent owed hereunder. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by the Tenant, except as expressly provided herein to the contrary, and that Tenant shall in no event be entitled to any abatement of or reduction in Rent payable hereunder this Lease except as herein expressly provided. Any present or future law to the contrary shall not alter this agreement of the parties.

3 Term and Delivery of Property. The Lease Term, as designated in Section 1.d., shall commence on the Commencement Date. Unless sooner terminated in accordance with, the terms hereof, the Term shall and without the ecessity for notice from either party to the other terminate at 5:00 p.m. Mountain Standard time on the Expiration Date designated in Section 1.d.

4. Use of Premises.

a. Use by Tenant. Tenant shall occupy the Property throughout the Term and shall use the same only for the non-residential purpose(s) set forth in Section 1.e. and for no other purposes whatsoever without the written consent of the Landlord. Tenant shall not use or occupy the Property for any unlawful purpose or in any manner that will constitute waste or nuisance. Tenant shall comply in all material respects with all present and future Laws over the Property, concerning the use, occupancy, and condition of the Property and all machinery, equipment and furnishings therein. In the event that Tenant’s Permitted Use becomes impermissible under the Laws, Tenant will so notify Landlord and will immediately and properly dispose of all materials and/or products on the Property in any manner permitted by the Laws. Tenant will provide to Landlord upon request copies of any licenses relating to Tenant’s use of the Property. In no event shall Tenant operate any business on the Property without having first provided Landlord with evidence Tenant has obtained all licenses required by any Governmental Authority necessary to operate such business.

b. Tenant Improvements. Tenant shall accept the Premises on the Commencement Date in its “as-is” condition, subject to all applicable Laws, and Landlord shall have no obligation to perform or pay for any repair or other work therein.

c. Signage. Tenant shall neither erect nor modify any sign on the Premises without the prior written consent of the Landlord, which shall not be unreasonably withheld.

5. Rent. Base Rent and Additional Rent are collectively, the “Rent.”

a. Base Rent. Tenant shall pay Base Rent to Landlord as follows:

Dates	Monthly Base Rent	Annual Base Rent
Lease Year 1	$8,600.00	$103,200.00
Lease Year 2	$8,858.00	$106,296.00
Lease Year 3	$9,123.74	$109.484.88
Lease Year 4	$9,397.45	$112,769.40
Lease Year 5	$9,679.38	$116,152.56

The first “Lease Year” shall commence on the Commencement Date and end on the expiration of the twelfth (12th) full calendar month thereafter. Each subsequent twelve (12)-month period shall constitute a Lease Year. Notwithstanding the foregoing references to Annual Base Rent, if the initial or final month of the Term of this Lease is less than a calendar month, Monthly Base Rent for such partial month shall be prorated at the rate of one-thirtieth (1/30) of the monthly amount due for each day, payable in advance. Tenant shall pay the Monthly Base Rent on the first day of each calendar month during the Term. In addition, Tenant shall pay Landlord without offset the Additional Rent as hereinafter set forth. Unless otherwise specifically provided, all sums shall be paid to Landlord at the address designated in Section 1(a) or at such other address as Landlord shall designate in writing to Tenant. Landlord agrees to an abatement or credit in full of the first month’s Base Rent in Lease Year 1; accordingly, no Base Rent shall be due and payable until the second month of Lease Year 1.

b. Additional Rent. In addition to Base Rent, Tenant shall pay Additional Rent to Landlord as follows:

i. CAM Costs; Utilities; Property Taxes. During each month of the Lease Term, on the same date that Monthly Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of the annual cost, as estimated by Landlord from time to time, of all common area maintenance (CAM) costs, property taxes, owners’ property association dues (if any), and Tenant’s Proportionate Share of all other actual operating expenses for the Property, which at any time during the Term hereof as assessed or imposed upon the Property or any part thereof (collectively, the “NNN Expenses”); provided, however, that such NNN Expenses are exclusive of all costs of utilities billed directly to Tenant (which are the sole responsibility of Tenant). Such NNN Expenses shall be paid in equal monthly installments concurrently with Monthly Base Rent. Tenant shall cause all utilities to be placed in the name of Tenant and shall pay all utilities which at any time during the Term hereof are assessed or imposed upon the Property or any part thereof. Tenant shall pay Tenant’s Proportionate Share of all utility expenses to either Landlord, in the event Landlord is invoiced for such expenses, or directly to the vendor, if such expenses are billed to Tenant separately from other tenants. Upon reasonable notice to Landlord, Tenant may have access to the utilities and/or communications room for repairs, maintenance or inspection purposes. With respect to Additional Rent, Tenant’s “Proportionate Share” shall be 100%. No NNN Expenses shall be assessed by Landlord in respect of any capital expenses which are incurred by Landlord solely for cosmetic improvements or to improve or ‘beautify’ the Property, or to replace any element of the Property which is not reasonably at the end of its useful life.

ii. Payment of Additional Rent. Except as otherwise provided herein, Tenant shall pay to Landlord all Additional Rent owed in equal monthly installments concurrent with Monthly Base Rent. Within ninety (90) days of the end of each calendar year, Landlord shall compute actual NNN Expenses (the “Actual Costs”) for the preceding calendar year and shall provide Tenant with a statement of the Actual Costs. In the event that Tenant’s payment of Additional Rent for said calendar year totals less than the Tenant’s monthly payments in estimation of the Actual Costs, Tenant shall be obligated to pay Landlord, within ten (10) days of receipt of statement, the difference between the Actual Costs and the monthly payments actually paid by Tenant for said calendar year in estimation of the Actual Costs. In the event Tenant’s monthly payments actually paid in estimation of the Actual Costs for said Calendar Year exceed the Actual Costs, such excess shall be credited toward Additional Rent. The Actual Costs of the prior calendar year shall be presumed to be used for the purpose of calculating the estimated costs for the then-current year, except to the extent that Landlord may reasonably determine that any of the NNN Expenses are likely to increase in the then-current year and may adjust the estimated NNN Expenses accordingly upon written notice to Tenant. Landlord’s statement of Actual Costs shall be final unless Tenant objects to any cost or expense included in such statement within fourteen (14) days after the delivery of the statement (such period the “Tenant Objection Period”).  If Tenant objects to any cost or expense included in a Statement within the Tenant Objection Period and the parties are unable to resolve such objection within thirty (30) days after the Tenant Objection Period, then either Party may refer the dispute to a nationally recognized public accounting firm whose decision shall be conclusively binding upon Landlord and Tenant. Tenant shall pay the fees and expenses of the accountants described in the preceding sentence, unless such accounting firm determines that Landlord overstated NNN Expenses by more than five percent (5%) for such calendar year, in which case Landlord shall pay such fees and expenses. If it is finally determined that NNN Expenses were misstated on such statement, then (i) Landlord shall apply such overpayment of such costs as a credit against Rent and, if the Lease has terminated, refund any excess amounts to Tenant or (ii) Tenant shall pay to Landlord any underpayment of such costs, as the case may be, within thirty (30) days after notification thereof.  Tenant shall maintain the results of any such review confidential and shall not be permitted to use any third party to perform such audit or inspection other than an independent firm of certified public accounts meeting the following requirements: (1) with at least ten (10) years of experience reviewing lease expense reconciliations; (2) that is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee agreement to Landlord upon request); and (3) that agrees with Landlord in writing to maintain the results of such review confidential.  Nothing in this section shall be construed to limit, suspend, or abate Tenant’s obligation to pay Rent when due, including Additional Rent.

iii. Late Payment. If Tenant shall fail to pay, within five (5) days after the same is due and payable, any Monthly Base Rent or any Additional Rent, Tenant shall pay to Landlord an amount equal to five percent (5%) of the such unpaid amount of Monthly Base Rent or any Additional Rent, or portion thereof. In the event such amount(s) remain unpaid as of the first day of the following month, for each month such amount(s) remain unpaid, Tenant shall remit to Landlord an amount of an additional three percent (3%) of such unpaid amount of Monthly Base Rent or any Additional Rent, or portion thereof.

c. Base Rent During Renewal Term(s). In the event Tenant exercises its right to renew this Lease, during the Renewal Terms, the Base Rent for each consecutive Lease Year of each Renewal Term shall increase by three percent (3%) from the Base Rent of the immediately preceding Lease Year.

6. Security Deposit. Prior to the Commencement Date, Tenant shall deliver to Landlord $8,600 as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease. If Tenant fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned to Tenant without payment of interest for its use (or, at Landlord’s option to the last assignee, if any, of Tenant’s interest hereunder) within sixty (60) days after the expiration or earlier termination of this Lease, and after Tenant has vacated the Premises.

7. Insurance and Indemnification.

a. Insurance by Tenant. Tenant shall, at all times during the Term, at Tenant’s expense, obtain and keep in effect the following insurance insuring Tenant, Landlord and all mortgagees and any other person or entity designated by Landlord as having an interest in the Property (as their interests may appear):

i. Tenant will maintain property insurance throughout the Term, for the furniture, fixtures, and equipment owned by Tenant. Such insurance coverage must be as broad as ISO Causes of Loss -Special Form- against risks of direct physical loss or damage (commonly known as “all risk”) for an amount adequate to replace, and at replacement cost coverage, all of Tenant’s equipment, fixtures, improvements, business personal property, and any other property for which Tenant is responsible located in or about the Premises.

ii. Tenant will maintain liability insurance throughout the Term, for the Premises (“Tenant’s Liability Insurance”), which insurance will include protection against bodily injury (up to and including death), property damage, personal injury, fire legal liability, and medical payment coverage issued by an insurance company qualified to do business in the State of Colorado, and will be written on an occurrence basis. The limit of liability for Tenant’s Liability Insurance will be no less than $2,000,000 per occurrence and may be derived by a Combined Single Limit (“CSL”) on the liability policy or in combination of $1,000,000 liability CSL supported by a $1,000,000 or greater Umbrella Policy. Tenant’s Liability Insurance will: (i) name Landlord, its property manager, and Mortgagee as additional insureds; (ii) be endorsed to be primary and non-contributory to any other similar insurance of said additional insureds; (iii) be endorsed to include a waiver of subrogation in favor of additional insureds; and, (iv) provide at least 30 days written notice be given to additional insureds of any cancellation, non-renewal or material change as respects the coverages required by this Lease. The limits of insurance required in this Lease do not limit or restrict the limit of liability of Tenant. Prior to the occupancy of the Premises and prior to the expiration of the then-current policy, Tenant will cause to be delivered to the Landlord certificates of insurance evidencing that the insurance required under this Lease are so in effect. Tenant may obtain, at its sole discretion, other insurance, coverages and endorsements customarily maintained by similar companies as Tenant as so reasonably requested from time to time by Landlord. Tenant will maintain worker’s compensation insurance coverage as required by law and will afford a waiver of subrogation on behalf of the Landlord and its property manager.

b. Insurance by Landlord. Landlord shall maintain “All-Risk” property insurance at replacement cost, including loss of rents, on the Property, and commercial general liability insurance policies covering the common areas of the Property, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Property.

c. Indemnification.

i. By Tenant. Except for the negligence or willful misconduct of Landlord, and to the extent permitted by Applicable Law, Tenant agrees to indemnify, protect, defend and hold harmless Landlord from and against any and all claims suffered or claimed by any third party and arising from (i) the undertaking by Tenant of any alterations or repairs to the Premises, (ii) the conduct of Tenant’s business on the Premises or other use of the Premises by Tenant, (iii) any act or omission of Tenant in or about the Premises, (iv) any occurrence in, upon or at the Premises (including loss of life, personal injury or damage to property), or (v) the presence of any hazardous material introduced to the Premises or the Premises by Tenant. In case of any action or proceeding brought against the Landlord by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, and reasonably acceptable to Tenant and Tenant’s insurance company.

ii. By Landlord. Except for the negligence or willful misconduct of Tenant, and to the extent permitted by Applicable Law, Landlord agrees to indemnify, protect, defend and hold harmless the Tenant from and against any and all Claims suffered or claimed by any third party (other than the Tenant) and arising from any act or omission of Landlord in or about the Premises. In case of any action or proceeding brought against the Tenant by reason of any such Claim, upon notice from Tenant, Landlord covenants to defend such action or proceeding by counsel chosen by Tenant, and reasonably acceptable to Landlord and Landlord’s insurance company.

d. Waiver of Subrogation. Landlord and Tenant each agree that neither Landlord nor Tenant (and their successors and assignees) will have any claim against the other for any loss, damage or injury resulting from an occurrence which is covered by insurance carried or required to be carried by either party and for which recovery from such insurer is made, notwithstanding the negligence of either party in causing the loss. Landlord and Tenant shall ensure that all policies of insurance shall expressly permit waiver of subrogation and shall furnish the other party evidence of the same upon request.

e. Limited Liability. Any liability of Landlord under this Lease shall be limited solely to Landlord’s interest in the Property, and any rents, issues, profits, casualty and condemnation proceeds, or other income and equity therefrom, and in no event shall any personal liability be asserted against the Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of the Landlord.

8. Damage by Fire or other Casualty; Casualty Insurance.

a. Obligation to Repair or Rebuild. If the Property shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord (“Tenant’s Notice of Damage”) of any damage or destruction to the Property, and Landlord, subject to the mortgagee’s consent and to the conditions set forth in this Section 8, shall, no later than 270 days thereafter, repair, rebuild or replace such damage and restore the Property, subject to subsection f. below, to substantially the same condition in which they were immediately prior to such damage or destruction; provided, however, that Landlord shall only be obligated to restore such damage which is covered by the fire and other extended coverage policies.

b. Commencement and Completion of Work. The work shall be commenced promptly and completed with due diligence but in no event later than 270 days after the earlier date of Tenant’s Notice of Damage or the date upon which Landlord has actual knowledge of the casualty, taking into account the time required by Landlord to affect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord’s reasonable control.

c. Application of Proceeds. If in Landlord’s reasonable opinion the insurance proceeds will not be adequate to complete such restoration, Landlord shall have the right to terminate this Lease by sending a written notice of such termination to Tenant, the notice to specify a termination date no less than ten (10) days after its transmission.

d. Tenant’s Fixtures and Improvements. Landlord’s obligation or election to restore the Property under this Section 8 shall not include the repair, restoration or replacement of the fixtures, improvements, alterations, furniture or any other property owned, installed, made by, or in the possession of Tenant.

e. Abatement of Rent. If the Property shall be damaged by fire or other casualty, in whole or in part, without the fault or negligence of Tenant, the Base Rent and Additional Rent shall be abated proportionately to the extent and during the time the Property is rendered untenantable. Tenant shall, at its own cost and expense, remove such of its furniture and furnishings and other belongings from the Property as Landlord shall require in order to repair and restore the Property.

f. Landlord’s Option Not to Restore. As soon as reasonably practicable, Landlord will give written notice to Tenant stating Landlord’s estimate of the time necessary to repair or restore the Premises (“Landlord’s Notice of Repair Time”). If Landlord reasonably estimates that repair or restoration of the Premises cannot be completed within three hundred (300) days from the time of Tenant’s Notice of Damage, Landlord and Tenant may each terminate this Lease. Any option granted hereunder will be exercised by written notice to the other party given within ten days after Landlord’s Notice of Repair Time. If either Landlord or Tenant exercises its option to terminate this Lease, the Lease Term will expire ten (10) days after written notice by either Landlord or Tenant exercising such party’s option to terminate this Lease.

9. Condemnation.

a. Termination. (i) If all of the Property is covered by a condemnation; or (ii) if any of the Property is covered by a condemnation and, in Landlord’s reasonable opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property; then, in any such event, this Lease shall terminate and all obligations hereunder shall cease as of the date upon which possession is taken by the condemnor and the Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all Rent prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant.

b. Partial Condemnation. If there is a partial condemnation and this Agreement has not been terminated pursuant to subsection a. hereof, Landlord shall restore the Property and the improvements which are part of the Property to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which possession shall have been taken by the condemnor. If the condemnation proceeds are more than adequate to cover the cost of restoration and Landlord’s expenses in collecting the condemnation proceeds, any excess proceeds shall be retained by Landlord. If there is a partial condemnation and this Lease has not been terminated by the date upon which the condemnor shall have obtained possession, the obligations of the Landlord and Tenant under this Lease shall be unaffected by such condemnation except that there shall be an equitable abatement of the Base Rent in direct proportion to the amount of the Property so taken.

c. Award. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a separate claim against the condemnor for removal and relocation costs and expenses and the taking of Tenant’s tangible property; provided and to the extent, however, that such claims or payments do not reduce the sums otherwise payable by the condemnor to Landlord except as aforesaid, Tenant hereby waves all claims against the Landlord and against the condemnor including, without limitation, all claims for leasehold damages and diminution in value of Tenant’s leasehold interest.

10. Repairs and Maintenance; Alterations and Additions.

a. Alterations and Additions. Tenant shall not do any painting or decorating or erect any partitions, or make any alterations, additions, changes or repairs (hereinafter referred to as “Alterations and Additions”) to the Property without obtaining in each instance Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. All Alterations and Additions shall, upon the making of such Alterations and Additions, immediately become the sole property of Landlord. Tenant hereby agrees to protect, defend, indemnify and hold harmless Landlord, its agents and employees, with regard to the Property, from any and all liabilities, costs, expenses and reasonable attorney’s fees of every kind and description including, but not limited to mechanic’s liens, which may arise out of or be connected in any way with said Alterations or Additions. Any mechanic’s lien filed against the Property or any notice which is received by either Landlord or Tenant for work claimed to have been furnished to Tenant shall be released and discharged within ten (10) business days after such filing or receipt, whichever is applicable, at Tenant’s expense. All Alterations and Additions shall comply with all insurance requirements and with all applicable Laws.

b. By Landlord. Landlord shall make all necessary repairs, replacements and maintenance to the roof, exterior walls, foundation, structural frame of the building and the parking and landscaped areas. Landlord shall in no event be responsible for the repair, replacement, or maintenance of any other portion of the Property, or for any failure to repair or maintain any portion of the Property. Landlord shall remove, at its sole expense, and on or before the Commencement Date, any and all HVAC units from the cultivation portion of the Property that are currently non-working.

c. By Tenant. Tenant, at its sole cost and expense and throughout the Term and any renewals or extensions thereof, shall keep and maintain the Property in a neat, safe and orderly condition and shall make all necessary repairs and replacements thereto, including all plumbing servicing the Property. Tenant accepts “as is” the existing HVAC, electrical and other mechanical facilities and systems serving the Premises, and Landlord is not responsible for any repairs, replacement, improvements or other modifications thereto. Tenant agrees to submit to Landlord complete plans and specifications, including engineering, mechanical, and electrical work covering any and all contemplated Tenant work or repairs, if applicable, and any subsequent improvements or alterations of the Premises. The plans and specifications shall be in such detail as Landlord may reasonably require, and in compliance with all Laws. As soon as reasonably feasible thereafter, Landlord shall notify Tenant of any failures of Tenant’s plans to meet with Landlord’s approval. Tenant shall cause Tenant’s plans to be revised to the extent necessary to obtain Landlord’s approval. Tenant shall not commence any Tenant Work, or any of the Improvements, or alterations of Premises until Landlord has approved Tenant’s plans. Tenant shall procure all necessary permits before undertaking any Tenant’s work or repairs. Tenant shall perform all of Tenant’s work or repairs in a good and workmanlike manner. Tenant shall use materials of good quality and perform Tenant’s work or repairs only with contractors previously approved of in writing by Landlord. Tenant’s work or repairs shall comply with all Laws. Tenant will pay the cost of any repairs, replacement, improvements, or other modifications to the electrical system or heating and air conditioning system or other mechanical facilities and systems of the Premises necessitated by such usage and Permitted Use, the cost of separate metering, if required by Landlord, and the cost of any additional electrical service provided to Tenant. Landlord is not liable for any damage, loss or expense incurred by Tenant by reason of any interruption, reduction (permanent or temporary) or failure of any utilities or services for the Premises or the Building. Landlord may, with written notice to Tenant (except that no notice is required in the event of an emergency), cut off and discontinue any utilities and services when such discontinuance is necessary in order to make repairs or alterations or if otherwise required in connection with the fulfillment of Landlord’s obligations under this Lease, though such repairs and alterations shall be completed within a commercially reasonable amount of time and Landlord shall use it best efforts to ensure the discontinuance is as short as is commercially reasonable. Tenant is not entitled to any abatement of rent as a result of the Premises being rendered unusable for their intended purpose due to any such failure, discontinuance, interruption or reduction, unless such failure, discontinuance, interruption, or reduction in services extends beyond a commercially reasonably period of time. No failure, interruption or reduction of utilities or services will be construed as an eviction or disturbance of possession by Landlord, and Tenant has no right to terminate this Lease as a result thereof, unless such failure, discontinuance, interruption, or reduction in services extends beyond a commercially reasonably period of time. Upon the expiration of the Term, Tenant shall yield and deliver up the Property in like condition as when taken, ordinary wear and tear excepted.

d. Landlord and Tenant may conduct an inspection of the Premises at the time of possession. A check-in inspection sheet may be completed at that time and the information contained therein shall be sufficient and satisfactory proof of the condition of the Premises at the time of possession, should a subsequent dispute arise at a later date as to the condition of the Premises at the time of move-in.

11. Utilities and Services.

a. Utilities and Services Furnished by Landlord. Provided Tenant is not in default hereunder, and subject to interruptions beyond Landlord’s control, Landlord agrees to furnish or cause to be furnished to the Property, the utilities and services described below, subject to the conditions and in accordance with the standards set forth in this Section 11.

i. None.

b. Utilities and Services Furnished by Tenant. Tenant agrees to furnish or cause to be furnished to the Property all other utilities and services required or otherwise desired by Tenant for Tenant’s use, subject to any necessary approval(s), whether described herein or otherwise required.

c. Failure, Stoppage or Interruption of Service; No Release from Obligations. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of, Landlord’s failure to furnish any of the foregoing services when such failure is caused by accident, breakage, repairs, riots, strikes, lockouts, or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability by exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord’s immediate control or for stoppages or interruptions of any such services for the purpose of making necessary repairs or improvements.

12. Governmental Regulations. Tenant shall not violate any Laws, including without limitation those pertaining to (i) the manufacture, cultivation, or distribution of retail marijuana and/or retail marijuana products in the course of Tenant’s business; (ii) the possession and consumption of marijuana and/or retail marijuana or retail marijuana products; and, (iii) environmental matters, of any federal, state or municipal government, relating to the Property or to the use or manner of use of the Property, nor shall Tenant perform any acts or carry on any practices which may injure the Property or be a nuisance, disturbance or menace to any other tenants of the Property. Tenant shall maintain appropriate licensing as required by applicable Laws in good standing and at all times remain within the limits allowed by applicable Laws with regard to the possession, cultivation, extraction, distribution, acquisition, transportation, or use of marijuana. Any violation of any Laws regarding marijuana by the Tenant shall be considered a material breach of the sublease and subject the Tenant to all rights and remedies of the Landlord in the event of breach.

13. Landlord’s Right of Entry.

a. Right of Entry; No Release from Obligations. Tenant shall permit Landlord and the authorized representatives of Landlord, upon prior reasonable notice by Landlord (except in the event of an emergency), to enter the Property at any times when accompanied by Tenant for the purpose of (i) inspecting the Property or (ii) making any necessary repairs thereto and performing any work therein; except, however, that prior notice shall not be required in the event of an emergency. Such entry shall be in accordance with applicable Laws.

b. Sale; Mortgage; Prospective Tenants. Landlord shall have the right at all reasonable times and upon reasonable prior notice to enter and to exhibit the Property for the purpose of sale or mortgage, and, during the last six (6) months of the Term of this Agreement, to enter and exhibit the Property to any prospective tenant, subject to restrictions pursuant to the Marijuana Code on visitors entering certain areas of the Property.

14. Quiet Enjoyment. Tenant, upon paying the Base Rent, Additional Rent and other charges herein provided for, and observing and keeping all covenants agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Property during the Term without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease. Landlord hereby reserves the right to prescribe, at its sole discretion, reasonable rules and regulations (hereinafter called the “Rules and Regulations”) governing the use and enjoyment of the Property; provided that the Rules and Regulations shall not materially interfere with Tenant’s use and enjoyment of the Property in accordance with the provisions of this Agreement for the permitted uses.

15. Assignment and Subletting. Tenant agrees that it will not sublet the Property, or any part thereof, nor assign this Lease, or any interest therein, without first obtaining the written consent of the Landlord, of which consent shall not be unreasonably withheld, conditioned, or delayed. In no event shall any assignment or subletting to which Landlord may consent, release or relieve Tenant from its obligations to fully observed or performed. Consent by Landlord to an assignment or sublease will not be construed to relieve Tenant from obtaining Landlord’s prior written consent in writing to any further assignment or sublease. Landlord, at its sole, subjective discretion, shall be able to assign this Lease to any third party without any approval(s) necessary from Tenant.

16. Surrender.

a. Condition of Premises. At the expiration or earlier termination of the Term, Tenant shall promptly yield up, clean and neat, and in the same condition, order and repair in which they are required to be kept throughout the term hereof, the Property all improvements, Alterations and Additions thereto, and all fixtures and equipment which the Landlord owned and placed upon the Property prior to the Commencement Date, ordinary wear and tear excepted.

b. Holding Over. If Tenant, or any person claiming through Tenant, shall continue to occupy the Property after the expiration or earlier termination of the Term or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this Lease; except, however, that the Base Rent installments for each month during such continued occupancy shall be 200% of the applicable amount set forth in Section 5. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord’s prior written consent shall constitute a default hereunder and shall be subject to all the remedies set forth in Section 18 hereof.

17. Defaults – Remedies.

a. Defaults. If the Tenant shall be in arrears in payment of any installment of Rent, or any portion thereof, or in default of any other covenants of agreements set forth in this Agreement (“Default”), and the Default remains uncorrected for a period of five (5) business days (thirty (30) days in case of a Default other than the failure to pay Rent) after the Landlord has given written notice thereof pursuant to applicable Laws, then the Landlord may, at the Landlord’s option, undertake any of the following remedies without limitation: (i) declare the term of the Agreement ended; (ii) terminate the Tenant’s right to possession of the Premises and reenter and repossess the Premises pursuant to applicable provisions of the Colorado Forcible Entry and Detainer Statute; (iii) recover all present and future damages, costs and other relief to which the Landlord is entitled including, but not limited, to the costs to recover and repossess the premises, the expenses, and commissions; (iv) pursue breach of contract remedies; and/or (v) pursue any and all available remedies in law or in equity. Pursuant to applicable Laws, including, without limitation, §§ 13-40-104(d.5)(e.5) and 13-40-107.5, C.R.S., which is incorporated by this reference, in the event repeated or substantial default(s) under the Agreement occur, the Landlord may terminate the Tenant’s possession upon a written Notice to Quit, without a right to cure (collectively, the “Remedies”). Upon such termination, the Landlord shall have available any and all of the above-listed Remedies.

b. Cross-Default Provision. Any breach or default of the MIPA may be deemed by Landlord to be a Default by Tenant under this Lease if such breach or default under the MIPA remains uncorrected for a period of thirty (30) days, then the Landlord may, at the Landlord’s option, undertake any and all of the Remedies without limitation.

18. Entire Agreement. This Agreement represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. This Lease supersedes all prior negotiations, agreements, informational brochures, letters, promotional information and other statements and materials made or furnished by Landlord or its agents. This Agreement shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun, singular number, shall include the masculine, feminine and neuter genders and the singular and plural number.

19. Liability of Landlord. Neither Landlord nor any principal of Landlord nor any owner of the Property, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Agreement or the Property.

20. Notices. All notices, demands, requests, consents, certificates and waivers required or permitted hereunder from either party to the other shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid; by electronic mail; or by facsimile transmission. Mailed notices shall be addressed to Landlord and Tenant at the address(es) designated in Sections 1.a.-b. hereof, respectively. provided, however, notice to Tenant shall include a courtesy copy (which shall not constitute notice) to David R. Fishkin, General Counsel, at dfishkin@treescann.com. Either party may specify an e-mail address or telephone number to receive a facsimile transmission, in the manner set forth for giving notices to the other, and may also, at any time, specify a different address to which notices to it shall be sent.

21. Taxes. Tenant shall be liable for and shall pay at least ten (10) business days before delinquency and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability in connection with, all taxes levied against any personal property, fixtures, machinery, equipment, apparatus, systems and appurtenances placed by or on behalf of Tenant in or about or utilized by Tenant in, upon or in connection with the Property (“Equipment Taxes”). If any Equipment Taxes are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value or appurtenances of Tenant, and if Landlord, after written notice to Tenant pays the Equipment Taxes or taxes based upon such an increased assessment, Tenant shall pay to Landlord upon demand, as Additional Rent hereunder, the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment. Notwithstanding the foregoing to the contrary, Tenant shall cooperate with Landlord to the extent reasonably necessary to cause the fixtures, furnishing, equipment and other personal property to be assessed and billed separately from the leased real property.

22. Guaranty. This Lease is guaranteed by Standard Cann, Inc., a Colorado corporation, pursuant to the Guaranty of Lease attached hereto as Exhibit A.

23. Right of First Offer to Purchase. Provided that Tenant is not in Default at the time of exercise, Tenant shall have the one-time right of first offer to purchase the Property on the following terms and conditions:

(a) If, at any time during the Term of this Lease, Landlord elects to sell the Property in its entirety to any unaffiliated third-party purchaser, Landlord shall provide written notice to Tenant of the terms and conditions upon which Landlord would be willing to sell the Property (the “Landlord’s Notice”). Landlord’s Notice shall set forth the material economic terms and conditions (including, without limitation, a statement regarding whether the Property will be sold free and clear of all deeds of trust, mortgages, or other similar instruments affecting the Property) under which Landlord is willing to sell the Property to Tenant (the “Material Terms”), but shall not constitute an agreement between the parties or an offer to sell such Property.

(b) Tenant shall have then (10) days after receipt of Landlord’s Notice (the “Tenant Response Period”) to notify Landlord in writing whether or not Tenant desires to purchase the Property on the terms stated in Landlord’s Notice (the “Tenant’s Notice”). If Tenant notifies Landlord of Tenant’s desire to purchase the Property within the Tenant Response Period, Landlord and Tenant shall promptly enter into a purchase and sale agreement for the Property on the Material Terms stated in Landlord’s Notice.

(c) If: (i) Tenant either: (A) elects not to purchase the Property on the terms and conditions stated in Landlord’s Notice; or (B) fails to deliver Tenant’s Notice to Landlord within the Tenant Response Period (time being of the essence); or (ii) if Tenant delivers a Tenant’s Notice, but Landlord and Tenant, through no fault of Landlord, fail to agree on and execute a purchase and sale agreement within ten (10) days after the date of Landlord’s receipt of Tenant’s Notice (time being of the essence), then Tenant shall be deemed to have permanently and irrevocably waived its right of first offer to purchase the Property, and Landlord shall have the right thereafter, without any further notice to Tenant, to offer the Property for sale, and to sell the Property, to any party for a purchase price not less than eighty percent (80%) of the purchase price stated in the Landlord’s Notice free and clear of the Tenant’s right of first offer set forth in this Section 24, provided that any such transfer shall be subject to this Lease. This right of first offer is personal to Beddor Claude LLC only and shall not be transferred or assigned to and cannot be exercised by any other third party. In the event of clause (i) or (ii) herein, then notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, Tenant hereby acknowledges and agrees that this Lease shall remain in full force and effect and Tenant’s rights and obligations under this Lease shall remain unchanged and upon any sale by Landlord to a third party, Tenant shall recognize the purchaser of the property as the landlord under this Lease for all purposes in accordance with Section 24.

24. Miscellaneous.

a. Time is of the essence of the Lease, and each and all of its provisions.

b. This Agreement shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant shall not be entitled to any setoff of the Rent or other amounts owing hereunder against Landlord, if Landlord fails to perform its obligations set forth herein, except as herein specifically set forth; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Property or any portion thereof whose address Tenant has been notified in writing and so long as an opportunity has been granted to Landlord and such holder to correct such violation.

c. If any court of competent jurisdiction holds any provision of this Agreement invalid or unenforceable, then the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

d. This Agreement, and performance hereunder, shall be governed by and construed in accordance with the laws of the State of Colorado.

e. All costs incurred by Landlord in connection with collecting any amounts and damages owing by the Tenant pursuant to the provisions of this Agreement or to enforce any provision of this Agreement, including by way of example, but not limitation, reasonable attorneys’ fees from the date any such matter is turned over to an attorney, shall also be recoverable by Landlord in the event and to the extent Landlord prevails in such action.

f. Tenant shall not cause or permit any violation of the Americans with Disabilities Act (the “ADA”) to occur on, or about the Premises by Tenant, its agents, employees, contractors or invitees. Tenant shall indemnity, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction of use of rentable or usable space, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys’ fees, consultation fees and expert fees) that arise during or after the Term as a result of such violation. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any remedial work required by any federal, state, or local governmental agency or political subdivision because of any ADA violation present on or about the Premises. Tenant shall be permitted to make such alterations to the Premises as may be necessary to comply with the ADA, at Tenant’s sole expense and upon the prior written consent of Landlord. Without limiting the foregoing, if the presence of any ADA violation on the Premises caused or permitted by Tenant results in remedial work on the Premises, Tenant shall promptly take all actions at its sole expense as are required by any authority to comply with the ADA; provided that Landlord’s consent to such actions shall first be obtained, which shall not be reasonably withheld.

g. All titles and captions are for convenience only and are not a part of this Lease.

h. This Lease shall be binding on the parties, their successors and assigns.

i. Each representative of either Party who is a signatory hereto on behalf of such Party, respectively, represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of such Party, and this is Lease is binding on such Party in accordance with its terms.

j. Any non-monetary obligation of Landlord or Tenant which is delayed or not performed due to Acts of God, acts of terrorism, strike, riot, shortages of labor or materials, war (whether declared or undeclared), governmental laws, regulations or restrictions, governmental action or inaction, any moratorium or other limit on issuing building permits or certificates of occupancy, or any other causes of any kind whatsoever which are beyond Landlord’s or Tenant’s reasonable control, including, without limitation, delay by a third party in completion of off-site improvements for the Building, shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance.

k. The failure of Landlord to insist upon the strict performance of any agreement, term, covenant, or condition hereof or to exercise any right or remedy consequent upon a breach thereof shall not constitute a waiver of any such breach of such agreement, term, covenant or condition hereof to be performed or complied with by Tenant, and no breach hereof shall be waived, altered or modified, except by written instrument executed by Tenant.

l. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

m. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Lease intending to be legally bound as of the date first above written.

TENANT:	LANDLORD:

BEDDOR CLAUDE LLC, d/b/a Chonic Therapy, a Colorado limited liability company	STREAMLINE MANAGEMENT LLC, a Colorado limited liability company

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

GUARANTY OF LEASE

This Guaranty of Lease (“Guaranty”) is made as of this ____ day of __________, 2025, by Standard Cann, Inc., a Colorado corporation (“Guarantor”) to and in favor of STREAMLINE MANAGEMENT LLC, a(n) Colorado limited liability company (“Landlord”) with reference to the following facts.

A. On __________ ___, 2025, Landlord and BEDDOR CLAUDE LLC, d/b/a Chronic Therapy, a Colorado limited liability company (“Tenant”), entered into that certain Commercial Lease Agreement for certain premises located at 10030 West 27th Avenue, Wheat Ridge, Colorado 80215 (as modified, amended, extended or renewed the “Lease”);

B. Landlord has required the Guarantor to execute this Guaranty (“Guaranty”) as a condition to the Landlord entering into the Lease with the Tenant; and

C. Guarantor has an ownership interest in Tenant and Guarantor will receive direct or indirect benefit from the Landlord entering into the Lease with the Tenant.

NOW, THEREFORE, in order to induce Landlord to enter into the Lease and for other good and valuable consideration, the Guarantor agrees as follows:

1. Guarantor absolutely, and unconditionally guarantees to Landlord the full and prompt payment of all Base Rent and Additional Rent and any and all other sums and charges payable by Tenant under the Lease (collectively, the “Payment Obligations”) and further guarantees the full and timely performance and observance of all of the covenants, terms conditions and agreements therein provided to be performed and observed by Tenant (the “Performance Obligations” and together with the Payment Obligations are collectively, the “Obligations”). In the event of a default under the Lease, Guarantor hereby covenants and agrees with Landlord: (i) to make the due and full punctual payment of all Payment Obligations payable by Tenant under the Lease; and (ii) to effect prompt and complete performance of all and each of the Performance Obligations, contained in the Lease on the part of Tenant to be kept, observed and performed; and (iii) to indemnify and save harmless Landlord from any loss, costs or damages arising out of any failure by Tenant to pay or perform any Obligation including, without limitation, attorneys’ fees and costs of collection. This Guaranty is a continuing guaranty of payment and performance and not of collection and is not conditional or contingent upon any attempt to collect from Tenant or upon any other condition or contingency.

2. In the event of a default under the Lease, Guarantor waives any right to require Landlord to first: (a) proceed against Tenant or pursue any rights or remedies with respect to the Lease; (b) proceed against or exhaust any security that Landlord holds from Tenant; or (c) pursue any other remedy whatsoever. Landlord shall have the right to enforce this Guaranty regardless of the acceptance of additional security from Tenant and regardless of the release or discharge of Tenant or any guarantor by Landlord or by others, or by operation of law.

3. Guarantor hereby expressly waives: (a) any right of setoff, counterclaim or deduction against amounts due under this Guaranty; and (b) notice of the acceptance of this Guaranty and notice of default of Tenant under the Lease; and (c) the right to interpose all substantive and procedural defenses of the law of guaranty, indemnification and suretyship, except the defenses of prior payment or prior performance.

4. Without Landlord’s prior written consent and without limiting the generality of the foregoing, the liability of Guarantor under this Guaranty shall not be deemed to have been waived, released, discharged, impaired or affected by (a) reason of any waiver or failure to enforce or delay in enforcing any of the Obligations, or (b) the granting of any indulgence or extension of time to Tenant, or (c) the assignment of the Lease, or the subletting of the Premises by Tenant, with or without Landlord’s consent, or (d) the expiration of the term of the Lease, or (e) Tenant holding over beyond the term of the Lease, or (f) any merger or reorganization or the release or discharge of Tenant or any other guarantor in any voluntary or involuntary receivership, bankruptcy, winding-up or other creditors’ proceedings, or (g) the rejection, disaffirmance or disclaimer of the Lease by any party in any action or proceeding, or (h) the release of any collateral held for the Obligations or release of any Guarantor or any other guarantor, or (i) any defect or invalidity of the Lease and this Guaranty shall continue with respect to the periods prior thereto and thereafter. The liability of the Guarantor shall not be affected by any repossession, reentry or reletting of the Premises by Landlord; provided, however, that the net payments received by Landlord after deducting all costs and expenses of repossession and/or reletting the same (including, without limitation, any attorney fees, brokerage fees and any reasonable costs or expenses incurred in redecorating, remodeling, or altering the Premises for reletting), shall be credited from time to time by Landlord to the account of Tenant and Guarantor and Guarantor shall pay any balance owing to Landlord from time to time, immediately upon being given written notice of demand by Landlord in the manner for providing notice set forth in the Lease.

5. The liability of Guarantor under this Guaranty shall not be released by any modification or amendment to the Lease (including any extension or renewal of the term of the Lease), and in the case of any such modification, the liability of Guarantor shall be modified in accordance with the term of any such modification of the Lease. Guarantor waives any notice of the modification or amendment of the Lease.

6. Guarantor shall pay Landlord’s reasonable attorneys’ fees and all costs and other expenses incurred in any collection or attempted collection of this Guaranty or in any negotiations relative to the Obligations guaranteed under this Guaranty whether or not a lawsuit is commenced (the “Collection Costs”). All rights and remedies of Landlord under this Guaranty shall be cumulative and may be exercised singly or concurrently.

7. This Guaranty shall remain in full force and effect until the payment or performance of all Obligations and the other amounts payable under this Guaranty (whether or not the Lease shall have been terminated). Until the payment and performance of all Obligations and the amounts payable under this Guaranty, Guarantor:

(a) Shall have no right of subrogation against Tenant by reason of any payments or acts of performance by the Guarantor in compliance with the obligations of the Guarantor under this Guaranty;

(b) Waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor under this Guaranty; and

(c) Subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to the Landlord under the Lease.

8. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and the Landlord.

9. All of the terms, agreements and conditions of this Guaranty shall extend to and be binding upon Guarantor, and the heirs, executors, personal administrators, and/or successors and assigns of Guarantor and shall inure to the benefit of and may be enforced by Landlord, its successors and assigns, and the holder of any mortgage to which the Premises may be subject at any time or from time to time.

10. The use of the singular herein shall include the plural and the use of any gender shall include all genders or neuter as the case may be. This Guaranty is entered into in the State of Colorado and shall be governed by and construed in accordance with the laws of the State of Colorado.

11. If Guarantor consists of more than one person or entity, the liability of each such person or entity under this Guaranty shall be joint and several.

12. Each Guarantor warrants and represents that he/she has full power and authority to execute and deliver this Guaranty. This Guaranty has been executed and delivered by Guarantor and constitutes the valid, binding and legal obligation of the Guarantor. Guarantor agrees that it will, from time to time, within ten (10) business days of Landlord’s request, execute and deliver a statement certifying that this Guaranty is unmodified and in full force and effect; provided, however, the failure of Guarantor to do so shall not affect the enforceability of this Guaranty.

13. All notices under this Guaranty shall be delivered by certified mail, return receipt requested, to the address of the parties first set forth below their signatures. All notices shall be effective as of depositing the same in the U.S. mail.

14. If any provision of this Guaranty or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Guaranty and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. This Guaranty shall be construed without regard to any presumption or other rule requiring construction against the party causing this Guaranty to be drafted.

15. Guarantor irrevocably submits to the nonexclusive jurisdiction of any Federal or State court sitting in Jefferson County, Colorado, over any suit, action or proceeding arising out of or relating to this Guaranty. Guarantor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum.

16. GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH (i) THE LEASE, INCLUDING ANY OF ITS TERMS, PROVISIONS, COVENANTS, CONDITIONS OR AGREEMENTS, (ii) THIS GUARANTY, INCLUDING ANY OF ITS TERMS, PROVISIONS, COVENANTS, CONDITIONS AND AGREEMENTS, (iii) THE RELATIONSHIP OF LANDLORD AND TENANT, (iv) TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR (v) THE RIGHT TO ANY STATUTORY RELIEF OR REMEDY. GUARANTOR FURTHER WAIVES THE RIGHT TO INTERPOSE ANY PERMISSIVE COUNTERCLAIM OF ANY NATURE IN ANY ACTION OR PROCEEDING COMMENCED BY LANDLORD TO OBTAIN POSSESSION OF THE PREMISES OR TO ENFORCE THE LEASE OR THIS GUARANTY. THE WAIVERS SET FORTH IN THIS SECTION ARE MADE KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY BY GUARANTOR. GUARANTOR FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT COUNSEL, SELECTED OF HIS OWN FREE WILL, AND THAT GUARANTOR HAS HAD THE OPPORTUNITY TO DISCUSS THESE WAIVERS WITH COUNSEL. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD IN AGREEING TO ENTER INTO THE LEASE.

[signature page follows]

In witness whereof, the Guarantor has executed this Guaranty as of the date set forth above.

Standard Cann, Inc., a Colorado corporation
Address:

STATE OF ____________ )

                                                  ) SS:

COUNTY OF __________ )

I, _____________________________, a Notary Public, in and for the County and State aforesaid do hereby certify that ________________, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, sealed and delivered the said instrument as his free and voluntary act for the uses and purposes herein set forth.

Given under my hand and notarial seal this ___ day of _______________, 2025.

Notary Public

My Commission Expires: